Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of June 18, 2021 (the “Third Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and INHIBRX, INC., a Delaware corporation with an office located at 11025 North Torrey Pines Road, Suite 200, La Jolla, CA 92037 (“Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement, dated as of July 15, 2020 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement entered into pursuant to the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.Section 2.2(a)(iii) of the Loan Agreement is hereby amended and restated as follows:

(iii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Third Draw Period, to make term loans to Borrower in an aggregate amount of Forty Million Dollars ($40,000,000) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”; each Term A Loan, Term B Loan or Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, Term B Loans and Term C Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term C Loan may be re borrowed.

3.The following Section 6.14 is hereby added to the Loan Agreement:

6.14 Financial Covenant. Borrower shall at all times, prior to the occurrence of the Equity Event, maintain unrestricted aggregate cash balance in Collateral Accounts subject to Control Agreements in favor of Collateral Agent of not less than Twenty Million Dollars ($20,000,000.00).

4.Section 13.1 of the Loan Agreement is hereby amended by adding the following definition thereto in alphabetical order:

“Equity Event” is the receipt by Borrower, on or after June 1, 2021 and on or before June 30, 2022, of unrestricted net cash proceeds of at least Sixty Million Dollars ($60,000,000.00) from the sale and issuance of its equity securities and/or milestone or upfront payments under license agreements.

5.Schedule 1.1 to the Loan Agreement is hereby amended and restated as set forth on Schedule 1.1 attached hereto.

6.Limitation of Amendment.

a.The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

7.To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.The execution, delivery and performance by Borrower of this Amendment and the Loan Agreement as amended by this Amendment have been duly authorized;

c.The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.The execution, delivery and performance by Borrower of this Amendment have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower, or any of its property or assets may be bound or affected; or (iv) constitute an event of default under any material agreement by which Borrower or any of its property, is bound;

e.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b) of the Loan Agreement; and

f.This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

8.Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

9.The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity (other than claims relating to fraud), which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof and through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

10.This Amendment shall be deemed effective as of the Third Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from the Designated Deposit Account in accordance with Section 2.3(d) of the Loan Agreement and (c) the funding of the Term C Loans in accordance with the terms of the Loan Agreement (as amended hereby).

11.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

12.This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Loan Agreement to be executed as of the date first set forth above.

BORROWER:

INHIBRX, INC.

By /s/ Kelly Deck
Name: Kelly Deck
Title: CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Joshua Friedman
Name: Joshua Friedman
Title: Chief Financial Officer

SCHEDULE 1.1

Lenders and Commitments

	Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$10,000,000	100.00%
TOTAL	$10,000,000	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$20,000,000	100.00%
TOTAL	$20,000,000	100.00%

	Term C Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$40,000,000	100.00%
TOTAL	$40,000,000	100.00%

	Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$70,000,000	100.00%
TOTAL	$70,000,000	100.00%